SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 8, 2014
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Dubai, United Arab Emirates – December 8, 2014. Today at the 2014 MEBA trade show, Research Frontiers (Nasdaq: REFR) licensee Vision Systems unveiled a new version of Energia, an SPD-Smart electronically dimmable window (EDW) capable of producing its own energy from the sun or from artificial light. Because of patented SPD-SmartGlass film inside, you can touch the window and instantly change its tint within 1-2 seconds. This is a substantial difference over the minutes it currently takes passengers to change the tint of their EDWs on aircraft using electrochromic technology. Also no wiring to the aircraft’s electrical system is necessary. The breakthrough product by Vision Systems produces more energy than the prior generation – 20 watts per square meter – and comes with a USB port to charge a smart phone/device as well as a reading light.

Energia and Vision Systems’ other EDW solutions use Research Frontiers SPD-Smart light-control film technology as the foundation that delivers unprecedented benefits. At the touch of a button, passengers can instantly and precisely control the amount of daylight and glare coming through their window. They continue to enjoy views by tinting their EDW to control sunlight and glare to a comfortable level, rather than blocking their view with a shade. Vision Systems' SPD-Smart EDWs also provide outstanding heat rejection for a cooler cabin on the ground, and the acoustic insulation feature delivers a quieter cabin. The collective light, glare, heat and noise benefits offer a dramatically improved passenger experience.

Energia is a unique green solution for solar protection – an EDW producing its own energy from the sun – due to transparent photovoltaic cells integrated into the window which allows energy storage in a battery to provide the SPD-Smart dimmable window with electricity. The Energia mockup at MEBA is a 3.4mm thick curved window, and the energy it produces is higher than the operational needs, enabling passengers to use the built-in USB port for charging devices. In addition, it offers a reading light built into the window reveal, which is also powered by the energy produced by Energia.

Energia operates without using the aircraft’s electrical system, facilitating the installation of EDWs on new production and aftermarket aircraft – it requires no modifications to the aircraft’s existing electrical system because it is completely independent from the cabin’s wiring. In addition to easy installation, it is easy to maintain as the solution includes use of durable and scratch-resistant ultra-thin composite glass.

Vision Systems’ MEBA booth features their other innovative SPD-Smart EDW products including:

➢

Nuance Ultra-dark: This new solution offers passengers the widest range of light control between clear and extremely dark (99.85% light blockage), and any level of tint in between. Nuance Ultra-dark provides cabin darkening sufficient for all passengers wishing to sleep, even when the sun is shining directly on windows. It also uses a thin, lightweight composite glass, aeronautics approved, for excellent optical quality and scratch-resistant to avoid maintenance issues.

➢

Nuance Multizone: This solution offers independently controllable zones within a single window. For example if the sun is high on the window, the top portions of the EDW can be tinted as desired for a glare-free view, and the bottom sections can be clear for optimal viewing of the ground.

➢	Color Options: A variety of colors offered are on display. These options provide maximum flexibility to owners and designers wishing to coordinate the tint color to the interior color scheme.

For more information, we invite you to read the Vision Systems press release.

Vision Systems is at Booth 712 at MEBA (Middle East Business Aviation), from December 8-10 at Dubai World Central. It is the leading business aviation event in the Middle East, and is the premier event for those involved in leasing, selling, purchasing, operating and servicing business and VIP jets.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1     Research Frontiers Press Release dated December 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: December 10, 2014